CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of East Coast Ethanol, LLC, Florida Ethanol, LLC, Mid-Atlantic Ethanol, LLC and Atlantic Ethanol, LLC of our reports dated January 28, 2008 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

HEIN & ASSOCIATES LLP

Denver, Colorado
January 28, 2008